OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (hereinafter referred to as the "Lease") is dated as of the 8th day of June, 2005, by and between **UNION CARBIDE CORPORATION**, a New York corporation (hereinafter referred to as the "Landlord "), **DANBURY BUILDINGS CO., L.P.**, a Delaware limited partnership (hereinafter referred to as "Overlandlord") and **AURIGA LABORATORIES, INC.**, a Delaware corporation (hereinafter referred to as"Tenant") .

ARTICLE I
DEFINITIONS

This Article I contains the basic terms of the Lease between Landlord and Tenant. All other provisions of this Lease are to be read in accordance with the provisions herein contained.

1.1 Base Rent. As set forth on the base rent schedule below:

Period	Annual Rental Rate	Monthly Rental Rate
July1, 2005 through June 30, 2006	$53,311.00	$4,359.25
July1, 2006 through June 30, 2007	$53,556.50	$4,463.04
July1, 2007 through June 30, 2008	$54,802.00	$4,566.83

1.2 Base Year. Calendar year 2005.

1.3 Broker. Grubb& Ellis

1.4 Building. A four story building located at 39 Old Ridgebury Road, Danbury, Connecticut.

1.5 Building Hours. 8:30 a.m. to 5:30 p.m. on Monday through Friday (excluding legal public holidays), and such other hours, if any, as Landlord from time to time determines.

1.6 Commencement Date. July 1, 2005

1.7 Electricity Rent. Three Thousand Seven Hundred Thirty Six Dollars and Fifty Cents ($3,736.50) payable in equal monthly installments of Three Hundred Eleven Dollars and Thirty Eight Cents ($311.38).

1.8 Landlord Notice Address. Union Carbide Corporation, 400 W. Sam Houston Parkway, South, Houston, Texas, 77042 Attn: Property Management, with a copy to Charles B. Kendall, The Dow Chemical Company, 2030 Dow Center, Midland, Michigan 48674, and a copy to Toby Threet, The Dow Chemical Company, Legal Department, 47 Building, Midland, Michigan 48667, and a copy to Stephen J. Murray, Of Counsel, Mahoney & Keane, LLP, 14 Pilgrim Lane, Weston, Connecticut 06883

1.9 Overlandlord Notice Address. c/o Sunbelt Investment Holdings, Inc., 220 Congress Park Drive, Delray Beach, Florida 33445 Attention Richard Reeves, with a copy to Benjamin J. Randall, Randall & Kenig LLP, 455 North Cityfront Plaza, Suite 3160, Chicago, Illinois 60611.

1.10 Payment Address. Union Carbide Corporation 91136 Collection Center Dr. Chicago Illinois 60693, or such other address as is designated by Landlord.

1.11 Project. The Building and any real estate or improvements adjacent or under the Building owned or leased by Landlord.

1.12 Premises. The area of the Building as more particularly designated on Exhibit "A" attached hereto and by this reference incorporated herein.

1.13 Rent Commencement Date. July 1, 2005.

1.14 Security Deposit. $8,926.08

1.15 Tenant Notice Address. 36 Mill Plain Rd., Danbury, Connecticut 06811, prior to the Commencement Date and thereafter at the Premises.

1.16 Tenant's Share: 0.238%

1.17 Term. The period commencing on the Commencement Date and ending on the Termination Date.

1.18 Termination Date. June 30, 2008

ARTICLE II
PREMISES

2.1 Tenant leases the Premises from Landlord for the term and upon the conditions and covenants set forth in this Lease. Tenant will have the non-exclusive right to use the common and public areas of the Project as designated by Landlord from time to time. Except as may otherwise be expressly provided in this Lease, the lease of the Premises does not include the right to use the roof, mechanical rooms, electrical closets, janitorial closets, telephone rooms, parking areas or other non-common or non-public areas of the Building.

ARTICLE III
TERM

3.1 The Term shall commence on the Commencement Date and end on the Termination Date and all of the the provisions of this Lease shall be in full force and effect from and after the Commencement Date.

ARTICLE IV
BASE RENT

4.1 From and after the Rent Commencement Date, Tenant shall pay the Base Rent in monthly installments in advance on the first day of each month of the Term in the amount set forth in Article I above.

4.2 All sums payable by Tenant under this Lease, whether or not stated to be Base Rent, Electricity Rent, additional rent or otherwise, shall be paid to Landlord in legal tender of the United States, without setoff, deduction or demand, at the Landlord Payment Address, or to such other party or such other address as Landlord may designate in writing. Landlord's acceptance of rent after it shall have become due and payable shall not excuse a delay upon any subsequent occasion or constitute a waiver of any of Landlord's rights hereunder. If any sum payable by Tenant under this Lease is paid by check which is returned due to insufficient funds, stop payment order, or otherwise, then: (a) such event shall be treated as a failure to pay such sum when due; and (b) in addition to all other rights and remedies of Landlord hereunder, Landlord shall be entitled: (i) to impose, as additional rent, a returned check charge of fifty dollars ($50.00) to cover Landlord's administrative expenses and overhead for processing; and (ii) to require that all future payments be remitted by wire transfer, money order, or cashier's or certified check.

4.3 Should Tenant occupy the Premises prior to the Commencement Date, Tenant shall pay Base Rent and Electricity Rent at the rate set forth above for the first month of the Term. All such rent for any partial month shall be prorated.

ARTICLE V
INCREASES IN OPERATING EXPENSES AND REAL ESTATE TAXES

5.1 Operating Expenses.

(a) During the Term, Tenant shall pay as additional rent an amount equal to Tenant's Share of the amount by which the Operating Expenses, as defined in Section 5.1(b), for each calendar year falling entirely or partly within the Term exceed a base amount (hereinafter referred to as the "Operating Expenses Base Amount") equal to the Operating Expenses incurred during the Base Year.

(b) "Operating Expenses" shall mean the sum of all expenses incurred by Landlord in the ownership, operation, maintenance, repair and cleaning of the Project, including the parking facilities serving the Project, which shall include, but not limited to, the following: (1) electricity, gas, water, HVAC, sewer and other utility charges of every type and nature with respect to the common areas and parking areas of the Project; (2) premiums and other charges for insurance and deductibles under such insurance policies; (3) commercially reasonable management fees and personnel costs of the Project; (4) costs of service and maintenance contracts relating to the Project as a whole; (5) maintenance, repair and replacement expenses and supplies; (6) costs of capital expenditures made by Landlord to reduce operating expenses or to comply with legal or insurance requirements applicable to the Project after the date hereof or to replace existing equipment or machinery used in connection with the operation or maintenance of the Project, such capital costs to be amortized over such reasonable period as Landlord shall determine, together with interest at Two Percent (2%) in excess of the Prime Rate; (7) charges for janitorial, trash removal and cleaning services and supplies furnished to the Building; (8) any business, professional and occupational license tax payable by Landlord with respect to the Project; (9) reasonable reserves for replacements, repairs and contingencies; (10) costs of snow removal; (11) the cost of operating the conference center, fitness center and main entrance area located in the Project, including wages, salaries, supplies and utilities; and (12) any other expense incurred by Landlord in maintaining, repairing, operating or cleaning the Project. Notwithstanding anything to the contrary contained above in this paragraph, Operating Expenses shall not include: (i) principal or interest payments and any other charges, including late charges, default interest or other penalties, on any Mortgages, as defined in Section 22.1 hereof; (ii) all costs and expenses of leasing space in the Building, including advertising, promotion and other marketing expenses, commissions, legal fees, and allowances; (iii) capital expenditures, except as and to the extent specified above in clause (6) of the preceding sentence; (iv) all costs and expenses of providing any service to any

tenant or occupant of, or to any leaseable space in, the Building that is not available to Tenant free of separate or additional charge, including, without limitation, overtime or supplemental HVAC service, overtime elevator service, supplemental cleaning, etc.; (v) costs in connection with damage, casualty or condemnation of all or a portion of the Project which are reimbursed to Landlord by Landlord's insurers or by governmental authorities in eminent domain proceedings; (vi) advertising for vacant space in the Building; (vii) all costs and expenses of any demolition in, painting, carpeting, or refurbishing of, or alterations or improvements to, any leaseable space made for any tenant or occupant or to enhance the marketability thereof or prepare the same for leasing; (viii) all charitable or political contributions; (ix) the costs to acquire and insure sculptures, paintings, and other works of art; (x) costs, expenses, fines and penalties to the extent primarily and directly necessitated by the gross negligence or willful misconduct of Landlord or its employees; (xi) sums paid by Landlord for any indemnity, damages, fines, late charges, penalties or interest for any late payment or to correct violations of building codes or other laws, regulations or ordinances applicable to the Project that may exist as of the Lease Commencement Date, except for expenditures for repairs, maintenance and replacement or other items that would otherwise reasonably constitute Operating Expenses; (xii)all costs and expenses attributable to any testing, monitoring, investigation, remediation, or removal of Hazardous Materials (other than any testing or monitoring which are customarily conducted by owners of similar office buildings in the ordinary course of operating and managing a building); (xiii) all legal, architectural, engineering, accounting and other professional fees unrelated to the management, maintenance or operation of the Project; (xiv)ground lease rents; (xv) that portion of any Operating Expenses that is paid to any entity affiliated with Landlord that is in excess of a commercially reasonably amount that would otherwise be paid to an entity that is not affiliated with Landlord for the provision of the same service; (xvi) costs and expenses of administration and management of the Landlord entity itself, as distinguished from the costs of management, operation and ownership of the Project; and (xvii) legal fees, space planners' fees or similar fees incurred in connection with disputes with tenants of the Project or the negotiation of leases with tenants or prospective tenants.

(c) If the average occupancy rate for the Building during any calendar year, including the Operating Expenses Base Year, is less than ninety-five percent (95%), or if any tenant is separately paying for (or does not require) electricity or janitorial services furnished to its premises, then Operating Expenses for such year shall be deemed to include all additional expenses, as reasonably estimated by Landlord, which would have been incurred during such year if such average occupancy rate had been ninety-five percent (95%) and if Landlord paid for electricity and janitorial services furnished to such premises.

(d) Tenant shall make estimated monthly payments to Landlord on account of the amount by which Operating Expenses that are expected to be incurred during each calendar year (or portion thereof) would exceed the Operating Expenses Base Amount. At the beginning of the Term and at the beginning of each calendar year thereafter, Landlord may submit a statement setting forth Landlord's reasonable estimate of such excess and Tenant's Share thereof. Tenant shall pay to Landlord on the first day of each month following receipt of such statement, until Tenant's receipt of a succeeding statement, an amount equal to one-twelfth (1/12) of each such share. From time to time during any calendar year, Landlord may revise Landlord's estimate and adjust Tenant's monthly payments to reflect Landlord's revised estimate based upon updated information. Within approximately one hundred twenty (120) days after the end of each calendar year, or as soon thereafter as is feasible, Landlord shall submit to Tenant a statement for such calendar year showing: (1) Tenant's Share of the amount by which Operating Expenses incurred during the preceding calendar year exceeded the Operating Expenses Base Amount; and (2) the aggregate amount of Tenant's estimated payments made on account of Operating Expenses during such year. If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant's actual liability, then Landlord shall credit the net overpayment toward Tenant's next estimated payment(s) pursuant to this Section. If such statement indicates that Tenant's actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess as additional rent within fifteen (15) days of receipt of such statement.

(e) For a period of thirty (30) days after Tenant's receipt of such statement, Tenant, or an independent, certified public accountant who is hired by Tenant on a noncontingent fee basis and who offers a full range of accounting services and is reasonably acceptable to Landlord, shall have the right, during regular business hours and after giving at least ten (10) days' advance written notice to Landlord, to inspect and complete an audit of Landlord's books and records relating to Operating Expenses for the immediately preceding calendar year. Tenant shall (and shall cause its employees, agents and consultants to) keep the results of any such audit strictly confidential. If such audit shows that the amounts paid by Tenant to Landlord on account of increases in Operating Expenses exceed the amounts to which Landlord is entitled hereunder, Landlord shall credit the amount of such excess toward the next monthly payments of Operating Expenses due hereunder. All costs and expenses of any such audit or audited statement shall be paid by Tenant. If Tenant does not notify Landlord in writing of any objection to any statement within ninety (90) days after receipt thereof, then Tenant shall be deemed to have waived any objection thereto and such statement shall be binding upon Tenant.

5.2 Real Estate Taxes.

(a) During the Term, Tenant shall pay as additional rent Tenant's Share of the amount by which Real Estate Taxes, as defined in Section 5.2(b), for each calendar year falling entirely or partly within the Term exceed a base amount (hereinafter referred to as the "Real Estate Taxes Base Amount") equal to the Real Estate Taxes incurred during the Base Year, as finally determined.

(b) "Real Estate Taxes" shall mean and include: (1) all real estate taxes, personal property taxes, vault and/or public space rentals, business district or arena taxes, special user fees, rates, and assessments (including general and special assessments, if any), ordinary and extraordinary, foreseen and unforeseen, which are imposed upon Landlord or assessed against the Project or Landlord's personal property used in connection therewith, (2) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Project which are in the nature of or in substitution for real estate taxes, including any tax levied on or measured by the rents payable by tenants of the Project, and (3) expenses, including, without limitation, reasonable attorneys' and consultants' fees and wxpenses and court costs, incurred in reviewing, protesting or seeking a reduction of real estate taxes, whether or not such protest or reduction is ultimately successful. Subject to the foregoing, Real Estate Taxes shall not include any inheritance, estate, gift, franchise, corporation, transfer, net income or net profits tax assessed against Landlord solely relating to the Project.

(c) If during any calendar year, including the Base Year, the Project is not fully assessed for tax purposes, then Real Estate Taxes for such year shall be deemed to include all additional taxes, as reasonably estimated by Landlord, which would have been incurred during such year if the Project had been fully assessed.

(d) Tenant shall make estimated monthly payments to Landlord on account of the amount by which Real Estate Taxes that are expected to be incurred during each calendar year would exceed the Real Estate Taxes Base Amount. At the beginning of the Term and at the beginning of each calendar year thereafter, Landlord may submit a statement setting forth Landlord's reasonable estimate of such amount and Tenant's Share thereof. Tenant shall pay to Landlord on the first day of each month following receipt of such statement, until Tenant's receipt of a succeeding statement, an amount equal to one-twelfth (1/12) of the such amount.. From time to time during any calendar year, Landlord may revise Landlord's estimate and adjust Tenant's monthly payments to reflect Landlord's revised estimate. Within approximately one hundred twenty (120) days after the end of each calendar year, or as soon thereafter as is feasible, Landlord shall submit a statement showing (1) Tenant's Share of the amount by which Real Estate Taxes incurred during the preceding calendar year exceeded the Real Estate Taxes Base Amount, and (2) the aggregate amount of Tenant's estimated payments made during such year. If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant's actual liability, then Landlord shall credit the net

overpayment toward Tenant's next estimated payment(s) pursuant to this Section. If such statement indicates that Tenant's actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess as additional rent within fifteen (15) days of receipt of such statement.

(e) If the Term commences or expires on a day other than the first day or the last day of a calendar year, respectively, then Tenant's liabilities pursuant to this Article for such calendar year shall be apportioned by multiplying the respective amount of Tenant's proportionate share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Term, and the denominator of which is three hundred sixty-five (365).

ARTICLE VI
USE OF PREMISES

6.1 Tenant shall use and occupy the Premises solely for general (non-medical, non-laboratory and non-governmental) office purposes compatible with first class office buildings in the jurisdiction in which the Building is located including ancillary uses attendant thereto, and for no other use or purpose. Tenant shall not use or occupy the Premises for any unlawful purpose, or in any manner that will violate the certificate of occupancy for the Premises or the Building or that will constitute waste, nuisance or unreasonable annoyance to Landlord or any other tenant or user of the Building, or in any manner that will increase the number of parking spaces required for the Building or its full occupancy as required by law. Tenant shall comply with all judicial decisions, orders, injunctions, writs, statutes, laws, rulings, rules, codes, regulations, permits, certificates, or ordinances of any courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever of any governmental unit (federal, state, county, district, municipal, city, or otherwise)and any quasi-governmental authorities, utility companies, fire underwriters and other agencies and organizations, whether now or hereafter in existence, which have jurisdiction over all or any portion of the Project in any way applicable to Tenant and any and all insurance requirements, documents, or instruments relating to the Project, including, without limitation, the Americans with Disabilities Act and the regulations promulgated thereunder, (hereinafter collectively referred to as "Laws") concerning the use, occupancy and condition of the Premises and all machinery, equipment, furnishings, fixtures and improvements therein, all of which shall be complied with in a timely manner at Tenant's sole expense. If any Law requires an occupancy or use permit or license for the Premises or the operation of the business conducted therein, then Tenant shall obtain and keep current such permit or license at Tenant's expense and shall promptly deliver a copy thereof to Landlord. Use of the Premises is subject to all covenants, conditions and restrictions of record. Tenant shall not use any space in the Building for the sale of goods to the public at large or for the sale at auction of goods or property of any kind. Tenant shall not conduct any operations, sales, promotions, advertising or special events outside the Premises.

6.2 Tenant shall pay before delinquency any business, rent or other taxes or fees that are now or hereafter levied, assessed or imposed upon Tenant's use or occupancy of the Premises, the conduct of Tenant's business at the Premises, or Tenant's equipment, fixtures, furnishings, inventory or personal property. If any such tax or fee is enacted or altered so that such tax or fee is levied against Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall pay as additional rent the amount of such tax or fee.

6.3 (a) Tenant shall not cause or permit any Hazardous Materials to be generated, used, released, stored or disposed of in or about the Project , provided that Tenant may use and store reasonable quantities of standard cleaning materials as may be reasonably necessary for Tenant to conduct normal general office use operations in the Premises provided the same are handled, stored and disposed of in accordance with all Laws. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord free of Hazardous Materials and in compliance with all Environmental Laws. "Hazardous Materials" means (a) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law or any other applicable Law as a "hazardous substance," "hazardous material," "hazardous waste," "infectious waste,"

"toxic substance," "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (b) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources, and (c) any petroleum product, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), medical waste, chlorofluorocarbon, lead or lead-based product, and any other substance whose presence could be detrimental to the Project or hazardous to health or the environment. "Environmental Law" means any present and future Law and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits and other requirements or guidelines of governmental authorities applicable to the Project and relating to the environment and environmental conditions or to any Hazardous Material (including, without limitation, CERCLA, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 33 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. § 1101 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., and any so-called "Super Fund" or "Super Lien" law, any Law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar Laws.

(b) Notwithstanding any termination of this Lease, Tenant shall indemnify and hold Landlord, its employees and agents harmless from and against any damage, injury, loss, liability, charge, demand or claim based on or arising out of the presence or removal of, or failure to remove, Hazardous Materials generated, used, released, stored or disposed of by Tenant or any invitee, agent, employee, subtenant, assignee, contractor, client, family member, licensee, customer or guest of Tenant (hereinafter referred collectively to as "Invitees"and individually as an "Invitee") in or about the Building, whether before or after Lease Commencement Date. In addition, Tenant shall give Landlord immediate verbal and follow-up written notice of any actual or threatened Environmental Default, which Environmental Default Tenant shall cure in accordance with all Environmental Laws and to the satisfaction of Landlord and only after Tenant has obtained Landlord's prior written consent, which shall not be unreasonably withheld. An "Environmental Default" means any of the following by Tenant or any Invitee: a violation of an Environmental Law; a release, spill or discharge of a Hazardous Material on or from the Premises, the Project or the Building; an environmental condition requiring responsive action; or an emergency environmental condition. Upon any Environmental Default, in addition to all other rights available to Landlord under this Lease, at law or in equity, Landlord shall have the right but not the obligation to immediately enter the Premises, to supervise and approve any actions taken by Tenant to address the Environmental Default, and, if Tenant fails to immediately address same to Landlord's satisfaction, to perform, at Tenant's sole cost and expense, any lawful action necessary to address same. If any lender or governmental agency shall require testing to ascertain whether an Environmental Default is pending or threatened, then Tenant shall pay the reasonable costs therefor as additional rent. Promptly upon request, Tenant shall execute from time to time affidavits, representations and similar documents concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials at or in the Building, the Project or the Premises.

6.4 Landlord at its expense shall take steps necessary to comply with applicable Laws to the extent same apply directly to the common areas of the Building as a whole; provided, however, that to the extent any non-compliance is a result of the use or occupancy of the Premises or any action or inaction of Tenant or any Invitee, or if any improvements made by Landlord to comply with such Laws benefit solely the Premises, then such compliance shall be at Tenant's cost. Tenant at its sole cost and expense shall be solely responsible for taking any and all measures which are required to comply with all applicable Laws concerning the Premises (including means of ingress and egress thereto) and the business conducted therein. Any Alterations, as hereinafter defined, made or constructed by Tenant for the purpose of complying with such Laws or which otherwise require compliance with such Laws shall be done in accordance with this Lease; provided, that Landlord's consent to such Alterations shall not

constitute either Landlord's assumption, in whole or in part, of Tenant's responsibility for compliance with such Laws, or representation or confirmation by Landlord that such Alterations comply with the provisions of such Laws.

ARTICLE VII
ASSIGNMENT AND SUBLETTING

7.1 Except as provided in Section 7.7 below, Tenant shall not assign, transfer or otherwise encumber (collectively, "assign") this Lease or all or any of Tenant's rights hereunder or interest herein, or sublet or permit anyone to use or occupy (collectively, "sublet") the Premises or any part thereof, without obtaining the prior written consent of Landlord, which consent may be withheld or granted in Landlord's sole and absolute discretion. Notwithstanding the foregoing, provided that Tenant has not defaulted hereunder and subject to Landlord's rights pursuant to Sections 7.4 and 7.5 herein below, Landlord shall not unreasonably withhold, condition, or delay its consent to any proposed assignment or subletting of the Premises, provided that: (i) Tenant is then not in default hereunder after any notice and expiration of the applicable grace period provided herein; (ii) any portion of the Premises, or the means of ingress or egress to any the portion of the Premises, after such proposed sublease or assignment or the proposed use of any portion thereof by the proposed assignee or subtenant will not violate any Law or the provisions of this Lease; (iii) any proposed assignee is, under a commercially reasonable standard, sufficiently financially responsible to perform its obligations under the proposed assignment; (iv) the proposed assignee or subtenant is not a government, or subdivision or agency thereof; (v) the proposed assignee or subtenant is not tenant in the Building; (vi) such proposed sublease or assignment would increase the electricity consumption or heating ventilating and air-conditioning within the Premises in excess of the standards for which same are designed or violate any provision or restrictions herein relating to the use or occupancy of the Premises (including parking requirements); (vii) Landlord is not required by Law to make any alterations, installations, improvements, additions or other physical changes to be performed in or made to any portion of the Building or the Project; or (ix) such sublease or assignment does not contemplate use of the subject premises by more than one person for each two hundred fifty (250) rentable square feet of rentable area; provided, however, that the foregoing are merely examples of reasons for which Landlord may withhold its approval and shall not be deemed exclusive of any permitted reasons for reasonably withholding approval, whether similar or dissimilar to the foregoing examples. Any attempted assignment, transfer or other encumbrance of this Lease or all or any of Tenant's rights hereunder or interest herein not in accordance with this Article VI, and any sublet or permission to use or occupy the Premises or any part thereof not in accordance with this Article VI shall be void and of no force or effect. Any assignment or subletting, Landlord's consent thereto, or Landlord's collection or acceptance of rent from any assignee or subtenant shall not be construed either as waiving or releasing Tenant from any of its liabilities or obligations under this Lease as a principal and not as a guarantor or surety, or as relieving Tenant or any assignee or subtenant from the obligation of obtaining Landlord's prior written consent to any subsequent assignment or subletting. As security for this Lease, Tenant hereby assigns to Landlord the rent due from any assignee or subtenant of Tenant. For any period during which Tenant is in default hereunder, Tenant hereby authorizes each such assignee or subtenant to pay said rent directly to Landlord upon receipt of notice from Landlord specifying same. Landlord's collection of such rent shall not be construed as an acceptance of such assignee or subtenant as a tenant. Tenant shall not mortgage, pledge, hypothecate or encumber (collectively "mortgage") this Lease without Landlord's prior written consent, which consent may be granted or withheld in Landlord's sole and absolute discretion. If Landlord's consent is required hereunder, then Tenant shall pay to Landlord an administrative fee equal to five hundred dollars ($500) plus all other expenses (including attorneys' fees and accounting costs) incurred by Landlord in connection with Tenant's request for Landlord to give its consent to any assignment, subletting, or mortgage. Tenant shall notify Landlord prior to engaging a real estate broker in connection with any proposed assignment or sublease. Any sublease, assignment or mortgage shall, at Landlord's option, be effected on forms approved by Landlord. Tenant shall deliver to Landlord a fully-executed copy of each agreement evidencing a sublease, assignment or mortgage within five (5) days after Tenant's execution thereof.

7.2 If Tenant is a partnership, then any event (whether voluntary, concurrent or related) resulting in a dissolution of Tenant, any withdrawal or change (whether voluntary, involuntary or by operation of law) of partners owning a controlling interest in Tenant (including each general partner), or any structural or other change having the effect of limiting the liability of the partners shall be deemed a voluntary assignment of this Lease subject to the provisions of this Article. If Tenant is a corporation (or a partnership with a corporate general partner), then any event (whether voluntary, concurrent or related) resulting in a dissolution, merger, consolidation or other reorganization of Tenant (or such corporate general partner), or the sale or transfer or relinquishment of the interest of shareholders who, as of the date of this Lease, own a controlling interest of the capital stock of Tenant (or such corporate general partner), shall be deemed a voluntary assignment of this Lease subject to the provisions of this Article; provided, however, that the foregoing portion of this sentence shall not apply to corporations whose stock is traded through a national or regional exchange or over-the-counter market. If Tenant is a limited liability company, then any dissolution of Tenant or a withdrawal or change, whether voluntary, involuntary or by operation of law, of members owning a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease. In addition, a transfer of all or substantially all of the assets of Tenant, either by merger, consolidation, or otherwise shall be deemed to be an assignment under this Article VI.

7.3 If at any time during the Term Tenant desires to assign, sublet or mortgage all or part of this Lease or the Premises pursuant to an assignment or sublease that requires Landlord's consent, then in connection with Tenant's request to Landlord for Landlord's consent thereto, Tenant shall give notice to Landlord in writing (hereinafter referred to as the "Tenant's Request Notice") containing: the identity of the proposed assignee, subtenant or other party and a description of its business; the terms of the proposed assignment, subletting or other transaction; the commencement date of the proposed assignment, subletting or other transaction (hereinafter referred to as the "Proposed Sublease Commencement Date"); the area proposed to be assigned, sublet or otherwise encumbered (hereinafter referred to as the "Proposed Sublet Space"); the most recent financial statement or other evidence of financial responsibility of such proposed assignee, subtenant or other party; and a certification executed by Tenant and such party stating whether or not any premium or other consideration is being paid for the assignment, sublease or other transaction.

7.4 In the event: (a) Tenant proposes to assign this Lease or sublease the Premises or any portion thereof for eighty percent (80%) or more of the balance of the Term; or (b) Tenant proposes to sublease fifty percent (50%) or more of the rentable area of the Premises, Landlord shall have the right in its sole and absolute discretion to terminate this Lease with respect to the Proposed Sublet Space by sending Tenant written notice of such termination within thirty (30) days after Landlord's receipt of Tenant's Request Notice. If the Proposed Sublet Space does not constitute the entire Premises and Landlord exercises its option to terminate this Lease with respect to the Proposed Sublet Space, then: (a) Tenant shall tender the Proposed Sublet Space to Landlord on the Proposed Sublease Commencement Date and such space shall thereafter be deleted from the Premises, and (b) as to that portion of the Premises which is not part of the Proposed Sublet Space, this Lease shall remain in full force and effect except that Base Rent, Electricity Rent and additional rent shall be reduced pro rata. The cost of any construction required to permit the operation of the Proposed Sublet Space separate from the balance of the Premises shall be paid by Tenant to Landlord as additional rent hereunder. If the Proposed Sublet Space constitutes the entire Premises and Landlord elects to terminate this Lease, then Tenant shall tender the Proposed Sublet Space to Landlord, and this Lease shall terminate, on the Proposed Sublease Commencement Date.

7.5 If any sublease or assignment (whether by operation of law or otherwise, including without limitation an assignment pursuant to the provisions of the Bankruptcy Code or any other Insolvency Law) provides that the subtenant or assignee thereunder is to pay any amount in excess of the sum of (a) the rental and other charges due under this Lease plus (b) the reasonable, out-of-pocket expenses (excluding any costs attributable to vacancy periods or "downtime") which Tenant reasonably incurred in connection with the procurement of such sublease, assignment or other transfer, then whether such excess be in the form of an increased monthly or annual rental, a lump sum

payment, payment for the sale, transfer or lease of Tenant's fixtures, leasehold improvements, furniture and other personal property, or any other form (and if the subleased or assigned space does not constitute the entire Premises, the existence of such excess shall be determined on a pro-rata basis), Tenant shall pay to Landlord fifty percent (50%) of any such excess or other premium applicable to the sublease or assignment, which amount shall be paid by Tenant to Landlord as additional rent upon such terms as shall be specified by Landlord and in no event later than ten (10) days after any receipt thereof by Tenant. If an assignment is deemed to have occurred pursuant to Section 6.2, then for purposes of this Section the rent payable by the assignee shall be deemed to be increased to the then fair market rent for the Premises as reasonably determined by Landlord. Acceptance by Landlord of any payments due under this Section shall not be deemed to constitute approval by Landlord of any sublease or assignment, nor shall such acceptance waive any rights of Landlord hereunder. Landlord shall have the right to inspect and audit Tenant's books and records relating to any sublease or assignment.

7.6 All restrictions and obligations imposed pursuant to this Lease on Tenant shall be deemed to extend to any subtenant, assignee, licensee, concessionaire or other occupant or transferee, and Tenant shall cause such person to comply with such restrictions and obligations. Any assignee shall be deemed to have assumed obligations as if such assignee had originally executed this Lease and at Landlord's request shall execute promptly a document confirming such assumption. Each sublease is subject to the condition that if the Term is terminated or Landlord succeeds to Tenant's interest in the Premises by voluntary surrender or otherwise, at Landlord's option the subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord as its landlord under the then executory terms of such sublease or, at Landlord's sole option, the subtenant shall execute a direct lease with Landlord on Landlord's then-current standard form.

ARTICLE VIII
MAINTENANCE AND REPAIRS

8.1 Tenant, at Tenant's sole cost and expense, shall promptly make all repairs, perform all maintenance, and make all replacements in and to the Premises that are necessary or desirable to keep the Premises in first class condition and repair, in a clean, safe and tenantable condition, and otherwise in accordance with all Laws and the requirements of this Lease. Tenant shall maintain all fixtures, furnishings and equipment located in, or exclusively serving, the Premises in clean, safe and sanitary condition, shall take good care thereof and make all required repairs and replacements thereto. Tenant shall give Landlord prompt written notice of any defects or damage to the structure of, or equipment or fixtures in, the Building or any part thereof. Tenant shall suffer no waste or injury to any part of the Premises, and shall, at the expiration or earlier termination of the Term, surrender the Premises in an order and condition equal to or better than their order and condition on the Lease Commencement Date, except for ordinary wear and tear and as otherwise provided in Article XVII. Except as otherwise provided in Article XVII and XVIII, all injury, breakage and damage to the Premises and to any other part of the Building or the Project caused by any act or omission of any Invitee or Tenant, shall be repaired by and at Tenant's expense, except that Landlord shall have the right at Landlord's option to make any such repair and to charge Tenant for all costs and expenses incurred in connection therewith. Landlord shall provide and install replacement tubes for Building standard fluorescent light fixtures; all other bulbs and tubes for the Premises shall be provided and installed at Tenant's expense.

8.2 Except as otherwise provided in this Lease, Landlord shall keep the exterior and demising walls, load bearing elements, foundations, roof and common areas that form a part of the Building, and the building standard mechanical, electrical, HVAC and plumbing systems, pipes and conduits that are provided by Landlord in the operation of the Building (hereinafter collectively referred to as the "Building Structure and Systems"), clean and in good operating condition and, promptly after becoming aware of any item needing repair, will make repairs thereto. Notwithstanding any of the foregoing to the contrary: (a) maintenance and repair of special tenant areas, facilities, finishes and equipment (including, but not limited to, any special fire protection equipment, telecommunications and

computer equipment, kitchen/galley equipment, air-conditioning equipment serving the Premises only and all other furniture, furnishings and equipment of Tenant and all Alterations) shall be the sole responsibility of Tenant and shall be deemed not to be a part of the Building Structure and Systems; and (b) Landlord shall have no obligation to make any repairs brought about by any act or neglect of Tenant or any Invitee.

ARTICLE IX
CONDITION OF PREMISES

9.1 The Tenant's taking possession of the Premises shall be deemed to be Tenant's acceptance of the Premises in the order and condition as then exists. Landlord agrees to deliver and Tenant agrees to accept possession of the Premises in an "as is" condition. Landlord is under no obligation to make any structural or other alterations, decorations, additions, improvements or other changes (hereinafter referred to as the "Alterations") in or to the Premises or the Building except to perform the work specifically described on Exhibit "B" attached hereto and by this reference incorporated herein . TENANT ACKNOWLEDGES AND REPRESENTS THAT IT HAS INSPECTED THE PREMISES, THAT, EXCEPT AS SPECIFICALLY SET FORTH IN THIS SECTION 9.1, NEITHER LANDLORD NOR ANY PARTY ACTING ON BEHALF OF LANDLORD HAS MADE ANY WARRANTY OR REPRESENTATION CONCERNING THE PREMISES AND TENANT IS LEASING THE PREMISES IN AN "AS-IS" CONDITION.

ARTICLE X
ALTERATIONS

10.1 Tenant shall not make or permit anyone to make any Alterations in or to the Premises or the Building, without the prior written consent of Landlord, which consent may be withheld or granted in Landlord's sole and absolute discretion with respect to all structural Alterations and to those non-structural Alterations which are visible from the exterior of the Premises, and which consent shall not be unreasonably withheld with respect to all other non-structural Alterations. Structural Alterations shall be deemed to include without limitation any Alteration that will or may necessitate any changes, replacements or additions to the walls, ceilings, partitions, columns or floor, or to the water, electrical, mechanical, plumbing, fire/ life safety, or HVAC systems, of the Premises or the Building. Any Alterations made by Tenant shall be made: (a) in a good, workmanlike, first-class and prompt manner; (b) using new materials only; (c) by a contractor, on days, at times and under the supervision of an architect approved in writing by Landlord; (d) in accordance with plans and specifications prepared by an engineer or architect reasonably acceptable to Landlord, which plans and specifications shall be approved in writing by Landlord at Landlord's standard charge; (e) in accordance with all Laws and the requirements of any insurance company insuring the Building or any portion thereof; (f) after having obtained any required consent of the holder of any Mortgage; (g) after obtaining public liability, builder's risk and worker's compensation insurance policies approved in writing by Landlord, which policies shall cover every person who will perform any work with respect to such Alteration and shall meet the requirements set forth in Section 13.3 hereof; (h) after Tenant has obtained and delivered to Landlord written, unconditional waivers of mechanics' and materialmen's liens against the Premises and the Project from all proposed contractors, subcontractors, laborers and material suppliers for all work, labor and services to be performed and materials to be furnished in connection with Alterations; and (i) upon request, after Tenant has delivered to Landlord documentation reasonably satisfactory to Landlord evidencing Tenant's financial ability to complete the Alteration in accordance with the provisions of this Lease. If any lien (or a petition to establish such lien) is filed in connection with any Alteration, such lien (or petition) shall be discharged by Tenant within ten (10) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by the filing of a bond acceptable to Landlord. If Landlord gives its consent to the making of any Alteration, such consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises or the Building to any liens which may be filed in connection therewith. All Alterations (including,

without limitation, those involving structural, electrical, mechanical or plumbing work, fire and life safety systems, the roof of the Building, the heating, ventilation and air conditioning system of the Premises or the Building, and the roof of the Building) shall, at Landlord's election, be performed by Landlord's designated contractor or subcontractor at Tenant's expense. If Landlord elects not to so perform such work, then Landlord shall be paid a reasonable construction supervision fee (not to exceed seven and one-half percent (7½%) of the cost of such work). Promptly after the completion of an Alteration, Tenant at its expense shall deliver to Landlord three (3) sets of accurate as-built drawings showing such Alteration in place.

10.2 If any Alterations are made without the prior written consent of Landlord, Landlord shall have the right at Tenant's expense to remove and correct such Alterations and restore the Premises and the Building to their condition immediately prior thereto, or to require Tenant to do the same. All Alterations to the Premises or the Building made by either party shall immediately become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or earlier termination of the Term; provided, however, that (a) if Tenant is not in default under this Lease, then Tenant shall have the right to remove, prior to the expiration or earlier termination of the Term, all movable furniture, furnishings and equipment installed in the Premises solely at the expense of Tenant, and (b) Tenant shall remove all Alterations and other items in the Premises and the Building which Landlord designates in writing for removal. Movable furniture, furnishings and trade fixtures shall be deemed to exclude without limitation any item the removal of which might cause damage to the Premises or the Building or which would normally be removed from the Premises with the assistance of any tool or machinery other than a dolly. Landlord shall have the right at Tenant's expense to repair all damage and injury to the Premises or the Building caused by such removal or to require Tenant to do the same. If such furniture, furnishings and equipment are not removed by Tenant prior to the expiration or earlier termination of the Term, the same shall at Landlord's option become the property of Landlord and shall be surrendered with the Premises as a part thereof; provided, however, that Landlord shall have the right at Tenant's expense to remove from the Premises such furniture, furnishings and equipment and any Alteration which Landlord designates in writing for removal or to require Tenant to do the same. If Tenant fails to return the Premises to Landlord as required by this Section, then Tenant shall pay to Landlord, as additional rent, all costs (including a construction management fee) incurred by Landlord in effecting such return.

ARTICLE XI
SIGNS

11.1 Landlord will list in the Building directory, if any, Tenant's name and the name of Tenant. Landlord will provide Building standard signage on one suite entry door and such other location as Landlord and Tenant may agree. Except as otherwise provided in this Section 11.1, no other sign, advertisement or notice referring to Tenant shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or interior of the Building (including windows and doors) without the prior written approval of Landlord, which may be granted or withheld in Landlord's sole and absolute discretion. If any such item that is not specifically provided for herein or has not been approved by Landlord is so displayed, then Landlord shall have the right to remove such item at Tenant's expense or to require Tenant to do the same. Landlord reserves the right to install and display signs, advertisements and notices on any part of the exterior or interior of the Building; provided, however that Landlord shall only affix, install, or display signs on the interior of the Premises which pertain to the management or operation of the Building.

ARTICLE XII
PAYMENTS UPON EXECUTION

12.1 As additional security for the faithful and prompt performance of its obligation hereunder, Tenant has concurrently with the execution of this Lease paid to Landlord the Security Deposit described in Section 1 hereof. Said Security Deposit need not be segregated and may be applied by Landlord for the purpose of curing any default

or defaults of Tenant hereunder, in which event Tenant shall replenish said deposit in full by promptly paying to Landlord on demand the amount so applied. Landlord shall not pay any interest on said deposit, except as may be required by law. If Tenant has not defaulted hereunder and Landlord has not applied said deposit to cure a default, or Landlord has applied said deposit to cure a default and Tenant has replenished the same, then said deposit, or such remaining portion thereof, shall be paid to Tenant after the termination of this Lease. Said deposit shall not be deemed an advance payment of rent or measure of Landlord's damages for any default hereunder by Tenant.

12.2 Notwithstanding anything to the contrary herein set forth, the Monthly Base Rent payable for the first month of the Term shall be due and paid to Landlord concurrently upon the execution thereof by Tenant.

ARTICLE XIII
INSPECTION

13.1 After reasonable prior notice (except that no notice shall be required in the event of an emergency), Tenant shall permit Landlord, Overlandlord, their agents and representatives, and the holder of any Mortgage, to enter the Premises without charge therefor and without diminution of the rent payable by Tenant in order to examine, inspect or protect the Premises and the Building, to make such alterations and/or repairs as in the sole and absolute judgment of Landlord may be deemed necessary or desirable, or to exhibit the same to brokers, prospective tenants, lenders, purchasers and others. Except in the event of an emergency, Landlord shall endeavor to minimize disruption to Tenant's normal business operations in the Premises in connection with any such entry.

ARTICLE XIV
INSURANCE

14.1 Tenant shall not conduct or permit to be conducted any activity, or place or permit to be placed any equipment or other item in or about the Premises or the Project, which will in any way increase the rate of fire insurance or other insurance on the Project. If any increase in the rate of fire insurance or other insurance is due to any activity, equipment or other item of Tenant, then (whether or not Landlord has consented to such activity, equipment or other item) Tenant shall pay as additional rent due hereunder the amount of such increase. The statement of any applicable insurance company or insurance rating organization (or other organization exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions) that an increase is due to any such activity, equipment or other item shall be conclusive evidence thereof.

14.2 (a) Throughout the Term, Tenant shall obtain and maintain: (1) commercial general liability insurance, written on an occurrence basis, including contractual liability coverage insuring the obligations assumed by Tenant under this Lease, which shall include those set forth in Sections 6.3 and 15.2 hereof, premises and operations coverage, broad form property damage coverage and independent contractors coverage, and containing an endorsement for personal injury; (2) business interruption insurance; (3) all-risk property insurance; (4) comprehensive automobile liability insurance (covering automobiles owned by Tenant, if any); (5) worker's compensation insurance; and (6) employer's liability insurance. Such commercial general liability insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than Two Million Dollars ($2,000,000) combined single limit per occurrence with a Two Million Dollar ($4,000,000) annual aggregate. Such business interruption insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than the Base Rent then in effect during any Lease Year. Such property insurance shall be in an amount not less than that required to replace all of the contents of the Premises (including, without limitation, Tenant's trade fixtures, decorations, furnishings, equipment and personal property). Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such worker's compensation insurance shall carry minimum limits as defined by the

law of the jurisdiction in which the Building is located (as the same may be amended from time to time). Such employer's liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

(b) All such insurance shall: (1) be issued by a company that is licensed to do business in the jurisdiction in which the Building is located, that has been approved in advance by Landlord and that has a rating equal to or exceeding A:XI from Best's Insurance Guide; (2) name Overlandlord, Landlord, the managing agent of the Building and the holder of any Mortgage as additional insureds and/or loss payees (as applicable); (3) contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured may have waived its right of action against any party prior to the occurrence of a loss (Tenant hereby waiving its right of action and recovery against and releasing Landlord and its employees and agents from any and all liabilities, claims and losses for which they may otherwise be liable to the extent Tenant is covered by insurance carried or required to be carried under this Lease); (4) provide that the insurer thereunder waives all right of recovery by way of subrogation against Landlord, its partners, agents, employees, and representatives, in connection with any loss or damage covered by such policy; (5) be acceptable in form and content to Landlord; (6) be primary and non-contributory; (7) contains an endorsement for cross liability and severability of interests; and (8) contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance or change in coverage without the insurer first giving Landlord thirty (30) days' prior written notice of such proposed action. No such policy shall contain any deductible provision except as otherwise approved in writing by Landlord, which approval shall not be unreasonably withheld. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of first-class office buildings in the Market Area to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or of such different types of insurance. Tenant shall deliver a certificate on ACORD Form 27 or similar form acceptable to Landlord which creates a direct obligation from th issuing entity to Landlord, of all such insurance and receipts evidencing payment therefor (and, upon request, copies of all required insurance policies, including endorsements and declarations) to Landlord concurrently with Tenant's execution of this Lease and at least annually thereafter. Tenant shall give Landlord immediate notice in case of fire, theft or accident in the Premises, and in the case of fire, theft or accident in the Building if involving Tenant, its agents, employees or Invitees. Neither the issuance of any insurance policy required under this Lease nor the minimum limits specified herein shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease.

ARTICLE XV
SERVICES AND UTILITIES

15.1 Subject to Tenant's obligations specified in this Lease: (a) Landlord will furnish to the Premises air-conditioning and heating during the seasons they are required in Landlord's reasonable judgment; and (b) Landlord will provide janitorial service on Monday through Friday (or, at Landlord's option, Sunday through Thursday) only (excluding legal public holidays), electricity sufficient for lighting purposes and normal office use only, water for lavatory and drinking purposes. Landlord shall not be liable for any failure to maintain comfortable atmosphere conditions in all or any portion of the Premises due to excessive heat generated by any equipment or machinery installed by Tenant (with or without Landlord's consent), due to any impact that Tenant's furniture, equipment, machinery, millwork or layout of the Premises may have upon the delivery of HVAC to the Premises or due to the occupancy load. Tenant shall abide by all reasonable regulations which Landlord promulgates for the proper functioning and protection of the heating, ventilating and air-conditioning system and for compliance with applicable governmental energy regulations and guidelines, provided Tenant has actual prior notice of all reasonable regulations which Landlord promulgates. If Tenant requires air-conditioning or heat beyond the Building Hours, then Landlord will furnish the same, provided Tenant gives Landlord sufficient advance notice of such requirement. Tenant shall

pay for such extra service in accordance with Landlord's then-current schedule, which shall reflect Landlord's cost of providing such service, including labor, cost of electricity and wear and tear on equipment. The current schedule, as of the date hereof, provides for an hourly charge of Forty Five Dollars and No Cents ($45.00) per hour for air-conditioning or heat beyond the Building. Hours Notwithstanding anything above to the contrary, Tenant shall have access to the Building twenty-four (24) hours per day each day of the year (except in the event of an emergency). Tenant shall not permit anyone, except for Tenant's employees and authorized guests, to enter the Building at times other than the Building Hours. All persons entering or exiting the Building at times other than the normal hours of operation of the Building shall, at Landlord's discretion, be required to sign in and out.

15.2 Landlord may install checkmeters to electrical circuits serving Tenant's equipment to verify that Tenant is not consuming excessive electricity. If such checkmeters indicate that Tenant's electricity consumption is excessive, then Landlord may install at Tenant's expense submeters to ascertain Tenant's actual electricity consumption, and Tenant shall thereafter pay for such consumption at the then-current price per kilowatt hour charged Landlord by the utility. Tenant's electricity consumption shall be deemed excessive if the electricity consumption in the Premises per square foot of rentable area (including, without limitation, electricity consumed in connection with outlets and lighting use) during any billing period exceeds the average electricity consumption per square foot of rentable area during the same period for typical, similarly situated tenants in the Building, as reasonably calculated by Landlord.

15.3 Tenant shall reimburse Landlord for the cost of any excess water, sewer and chiller usage in the Premises. Excess usage shall mean the excess of the estimated usage in the Premises (per square foot of rentable area) during any billing period over the average usage (per square foot of rentable area) during the same period for the entire Building, as reasonably calculated by Landlord.

15.4 Tenant shall pay to Landlord, the Electricity Rent in the monthly installments set forth in Article I hereof on the first day of the Term and on the first day of each month thereafter during the Term. Tenant's liability for the amounts due under this Section 14.4 shall survive the expiration or sooner termination of this Lease. The Electricity shall be deemed "rent" hereunder.

ARTICLE XVI
LIABILITY OF LANDLORD

16.1 Landlord, its employees and agents shall not be liable to Tenant, any Invitee or any other person or entity for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any cause whatsoever, except as otherwise specifically provided in this Section, including without limitation the following: repair to any portion of the Premises or the Building; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or the Building; any fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability to furnish any service specified in this Lease; and leakage in any part of the Premises or the Building from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Premises or the Building. If any condition exists which may be the basis of a claim of constructive eviction, then Tenant shall give Landlord written notice thereof and a reasonable opportunity to correct such condition, and in the interim Tenant shall not claim that it has been constructively evicted or is entitled to a rent abatement. Any property placed by Tenant or any Invitee in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be

held responsible therefor. Any person receiving an article delivered for Tenant shall be acting as Tenant's agent for such purpose and not as Landlord's agent. For purposes of this Article, the term "Building" shall be deemed to include the Land. Notwithstanding the foregoing provisions of this Section, Landlord shall not be released from liability to Tenant for any physical injury to any natural person caused by Landlord's willful misconduct to the extent such injury is not covered by insurance (a) carried by Tenant or such person, or (b) required by this Lease to be carried by Tenant; provided, however, that Landlord shall not under any circumstances be liable for any consequential or indirect damages.

16.2 Tenant shall, as additional rent, reimburse Landlord, its employees and agents for (as additional rent), and shall indemnify, defend upon request and hold them harmless from and against all costs, damages, claims, liabilities, expenses (including attorneys' fees), losses, penalties and court costs suffered by or claimed against them, directly or indirectly, based on or arising out of, in whole or in part, (a) use and occupancy of the Premises or the business conducted therein, (b) any act or omission of Tenant or any Invitee, and (c) any breach of Tenant's obligations under this Lease, including failure to comply with Laws or surrender the Premises upon the expiration or earlier termination of the Term.

16.3 No landlord hereunder shall be liable for any obligation or liability based on or arising out of any event or condition occurring during the period that such landlord was not the owner of the Building or a landlord's interest therein. Within five (5) days after request, Tenant shall attorn to such transferee and execute, acknowledge and deliver any document submitted to Tenant confirming such attornment.

16.4 Tenant shall not have the right to set off or deduct any amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord. Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord, which action shall not be consolidated with any action of Landlord.

16.5 If Tenant or any Invitee is awarded a money judgment against Landlord, then recourse for satisfaction of such judgment shall be limited to execution against Landlord's estate and interest in the Building. No other asset of Landlord, any partner, director, member, officer or trustee of Landlord (each, an "officer") or any other person or entity shall be available to satisfy or be subject to such judgment, nor shall any officer or other person or entity be held to have personal liability for satisfaction of any claim or judgment against Landlord or any officer.

16.6 Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord's title or interest in the Project, and any liens and encumbrances created by Tenant shall attach to Tenant's interest only. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and in case of any such lien attaching, Tenant covenants and agrees to cause it to be released and removed of record within thirty (30) days. In the event that such lien is not so released and removed, Landlord, at its sole option, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly upon notice, either before or after such release and removal, pay or reimburse Landlord for all sums, costs and expenses (including reasonable attorneys' fees) incurred by Landlord in connection with such lien, together with interest thereon at the Default Rate.

ARTICLE XVII
RULES

17.1 Tenant and Invitees shall at all times abide by and observe the rules specified below. Tenant and Invitees shall also abide by and observe any other rule that Landlord may reasonably promulgate from time to time

for the operation and maintenance of the Project, provided that at least three (3) days prior notice thereof is given and such rule is not inconsistent with the provisions of this Lease. Landlord shall not be liable to Tenant for the violation of such any by any other tenant or its employees, agents, assignees, subtenants, invitees or licensees.

(a) Tenant shall not obstruct or encumber or use for any purpose other than ingress and egress to and from the Premises any sidewalk, entrance, passage, court, elevator, vestibule, stairway, corridor, hall or other part of the Project not exclusively occupied by Tenant. No bottles, parcels or other articles shall be placed, kept or displayed on window ledges, in windows or in corridors, stairways or other public parts of the Project. Tenant shall not place any showcase, mat or other article outside the Premises. Tenant shall not obstruct ventilation outlets with plants or otherwise.

(b) Landlord shall have the right to control and operate the public portions of the Project and the facilities furnished for common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. Tenant shall not permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and other public portions or facilities of the Project by other tenants. Tenant shall coordinate in advance with Landlord's property management department all deliveries to the Building so that arrangements can be made to minimize such interference. Tenant shall not permit its employees and invitees to congregate in the elevator lobbies or corridors of the Building. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

(c) Tenant shall not attach, hang or use in connection with any window or door of the Premises any drape, blind, shade or screen, without Landlord's prior written consent which shall not be unreasonably withheld, conditioned or delayed. All awnings, drapes projections, curtains, blinds, shades, screens and other fixtures shall be of a quality, type, design and color, and shall be attached in a manner, approved in writing by Landlord which shall not be unreasonably withheld, conditioned or delayed.

(d) Tenant shall not use the water fountains, water and wash closets, and plumbing and other fixtures for any purpose other than those for which they were constructed, and Tenant shall not place any debris, rubbish, rag or other substance therein (including, without limitation, coffee grounds). All damages from misuse of fixtures shall be borne by the tenant causing same.

(e) Tenant shall not construct, maintain, use or operate within the Premises any electrical device, wiring or apparatus in connection with a loudspeaker system or other sound system, in connection with any excessively bright, changing, flashing, flickering or moving light or lighting device, or in connection with any similar device or system visible or which can be heard outside the Premises, without Landlord's prior written consent. Tenant shall not construct, maintain, use or operate any such device or system outside of its Premises or within such Premises so that the same can be heard or seen from outside the Premises. No flashing, neon or search lights shall be used which can be seen outside the Premises.

(f) Tenant shall not bring any bicycle, vehicle, animal, bird or pet of any kind into the Building, except seeing-eye or hearing-ear dogs for handicapped persons visiting the Premises.

(g) Except as specifically provided to the contrary in the Lease, Tenant shall not cook or permit any cooking on the Premises, except for microwave cooking and use of coffee machines by Tenant's employees for their own consumption. Tenant shall not cause or permit any unusual or objectionable odor to be produced that will emanate from the Premises.

(h) Tenant shall not make any unseemly or disturbing noise or disturb or interfere with occupants of the Project.

(i) Tenant shall not place on any floor a load exceeding the floor load per square foot which such floor was designed to carry. Landlord shall have the right to prescribe the weight, position and manner of installation of safes and other heavy equipment and fixtures. Landlord shall have the right to repair at Tenant's expense any damage to the Premises or the Building caused by Tenant's moving property into or out of the Premises or due to the same being in or upon the Premises or to require Tenant to do the same. Tenant shall not receive into the Building or carry in the elevators any safes, freight, furniture, equipment or bulky item except as approved by Landlord, and any such furniture, equipment and bulky item shall be delivered only through the designated delivery entrance of the Building and the designated freight elevator at designated times. Tenant shall remove promptly from any sidewalk adjacent to the Building any furniture, furnishing, equipment or other material there delivered or deposited for Tenant.

(j) Tenant shall not place additional locks or bolts of any kind on any of the doors or windows, and shall not make any change in any existing lock or locking mechanism therein, without Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed provided Landlord hereby consents to installation of a key card system. Tenant shall keep doors leading to a corridor or main hall closed at all times except as such doors may be used for ingress or egress and shall lock such doors during all times the Premises are unattended. Tenant shall, upon the termination of its tenancy.

(k) If any machine or equipment of Tenant causes noise or vibration that may be transmitted to such a degree as to be objectionable to Landlord or any tenant in the Building, then Landlord shall have the right upon reasonable prior written notice to Tenant to install at Ten ant's expense vibration eliminators or other devices sufficient to reduce such noise and vibration to a level satisfactory to Landlord or to require Tenant to do the same.

(l) Landlord reserves the right to exclude from the Project at all times any person who does not properly identify himself to the Building management or attendant on duty. Landlord shall have the right to exclude any undesirable or disorderly persons from the Project at any time. Landlord may require all persons admitted to or leaving the Project to show satisfactory identification and to sign a register.

(m) Tenant shall not permit or encourage any loitering in or about the Premises and shall not use or permit the use of the Premises for lodging or dwelling.

(n) Tenant, before closing and leaving the Premises at any time, shall see that all windows are closed and all lights and equipment are turned off, including, without limitation, coffee machines.

(o) Tenant shall not request Landlord's employees to perform any work or do anything outside of such employees' regular duties without Landlord's prior written consent. Tenant's special requirements will be attended to only upon application to Landlord, and any such special requirements shall be billed to Tenant in accordance with the schedule of charges maintained by Landlord from time to time or as is agreed upon in writing in advance by Landlord and Tenant. Tenant shall not employ any of Landlord's employees for any purpose whatsoever without Landlord's prior written consent.

(p) There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. Tenant shall be responsible for any loss or damage resulting from any deliveries made by or for Tenant.

(q) Tenant shall not install or permit the installation of any wiring for any purpose on the exterior of the Premises, except in common conduits and shall remove any wiring so installed at the request of Landlord at the end of the Term.

(r) Tenant acknowledges that it is Landlord's intention that the Project be operated in a manner which is consistent with the highest standards of cleanliness, decency and morals in the community which it serves. Toward that end, Tenant shall not sell, distribute, display or offer for sale any item which, in Landlord's judgment, is inconsistent with the quality of operation of the Project or may tend to impose or detract from the moral character or image of the Project. Tenant shall not use the Premises for any immoral or illegal purpose.

(s) Unless otherwise expressly provided in the Lease, Tenant shall not use, occupy or permit any portion of the Premises to be used or occupied for the manufacture or sale of liquor.

(t) Tenant shall not in any manner deface any part of the Premises or the Project. No stringing of wires, boring or cutting shall be permitted except with Landlord's prior written consent. Any floor covering installed by Tenant shall have an under layer of felt rubber, or similar sounddeadening substance, which shall not be affixed to the floor by cement or any other non-soluble adhesive materials.

(u) Should Tenant's use and occupancy of the Premises require the installation of supplemental cooling, and should the Building contain a closed loop, Tenant agrees that its supplemental cooling requirements will be serviced by tapping into the Building's closed loop. Tenant shall be responsible for the cost of connecting into the loop and agrees to pay to Landlord as additional rent the monthly tap fee in accordance with Landlord's then-current rate schedule. Should the Building not contain a closed loop, Tenant agrees to be responsible for fees associated with placing equipment on the roof of the Building.

(v) Tenant shall not bring or keep, or permit to be brought or kept, in the Building any weapon or flammable, combustible or explosive fluid, chemical or substance.

(w) Tenant shall comply with all workplace smoking Laws. There shall be no smoking in the Building

(x) Landlord may, upon request of Tenant, waive Tenant's compliance with any of the rules, provided that (a) no waiver shall be effective unless signed by Landlord, (b) no waiver shall relieve Tenant from the obligation to comply with such rule in the future unless otherwise agreed in writing by Landlord, (c) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with these rules and regulations, and (d) no waiver shall relieve Tenant from any liability for any loss or damage resulting from Tenant's failure to comply with any rule.

ARTICLE XVIII
DAMAGE OR DESTRUCTION

18.1 If the Premises or the Building are totally or partially damaged or destroyed thereby rendering the Premises totally or partially inaccessible or unusable, then Landlord shall diligently repair and restore the Premises and the Building to substantially the same condition they were in prior to such damage or destruction; provided, however, that if in Landlord's judgment such repair and restoration cannot be completed within one hundred and eighty (180) days after the occurrence of such damage or destruction (taking into account the time needed for effecting a satisfactory settlement with any insurance company involved, removal of debris, preparation of plans and issuance of all required governmental permits) and Landlord notifies Tenant of same within sixty (60) days after the occurrence of such damage or destruction, then Landlord shall each have the right to terminate this Lease by giving written notice of termination within sixty (60) days after the occurrence of such damage or destruction. If this Lease is terminated pursuant to this Article, then rent shall be apportioned (based on the portion of the Premises which is usable after such damage or destruction) and paid to the date of termination. If this Lease is not terminated as a result of such damage or destruction, then until such repair and restoration of the Premises are substantially complete, Tenant shall be required to pay rent only for the portion of the Premises that is used and usable while such repair and restoration are

being made. After receipt of all insurance proceeds Landlord shall proceed with and bear the expenses of such repair and restoration of the Premises and the Building; provided, however, that Landlord shall not be required to repair or restore any of contents of the Premises (including, without limitation, Tenant's trade fixtures, furnishings, equipment or personal property). Notwithstanding anything herein to the contrary, Landlord shall have the right to terminate this Lease if the zoning or other applicable Laws or regulations do not permit such repair and restoration. Notwithstanding anything herein to the contrary, Landlord shall have the right to terminate this Lease if (1) insurance proceeds are insufficient to pay the full cost of such repair and restoration, (2) the holder of any Mortgage fails or refuses to make such insurance proceeds available for such repair and restoration, (3) zoning or other applicable Laws or regulations do not permit such repair and restoration, (4) the Building is damaged by fire or casualty (whether or not the Premises has been damaged) to such an extent that Landlord decides, in its sole and absolute discretion, not to rebuild or reconstruct the Building, or (5) if the damage or destruction occurs during the last year of the Term and Landlord reasonably believes that the repair and restoration of such damage cannot be completed within thirty (30) days of the date of such casualty.

ARTICLE XIX
CONDEMNATION

19.1 If the whole or any part of the Building shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, or sold under threat of condemnation, or if any adjacent property or street shall be condemned or improved in such manner as to require the use of any part of the Premises or of the Building, or if the Term, then, at the sole option of Landlord to be made by Landlord within ten (10) days after any such condemnation, this Lease shall terminate on the day prior to the date title thereto vests in such authority and rent shall be apportioned as of such date. If less than one-third of the Premises or occupancy thereof is condemned and this Lease is not so terminated, then this Lease shall continue in full force and effect as to the part of the Premises not so condemned, except that as of the date title vests in such authority Tenant shall not be required to pay rent with respect to the part of the Premises so condemned.

19.2 All awards, damages and other compensation paid on account of such condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall not make any claim against Landlord or such authority for any portion of such award, damages or compensation attributable to damage to the Premises, value of the unexpired portion of the Term, loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for relocation expenses and for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant's expense and which Tenant is entitled pursuant to this Lease to remove at the expiration or earlier termination of the Term, provided that such claim shall in no way diminish the award, damages or compensation payable to or recoverable by Landlord in connection with such condemnation.

ARTICLE XX
DEFAULT

20.1 Each of the following shall constitute an "Event of Default": (a) Tenant's failure to make within three (3) days of the date when due any payment of the Base Rent, Electricity Rent, additional rent or other sum; (b) Tenant's failure to perform or observe any covenant or condition of this Lease not otherwise specifically described in this Section 19.1 which continues for twenty (20) days after Landlord delivers written notice thereof to Tenant, or such shorter period as is appropriate if such failure can be cured in a shorter period; provided, however, that such cure period shall not be applicable if, in Landlord's sole and absolute discretion, such failure raises a life/safety issue with respect to the Building or its occupants or visitors, including but not limited to, a threat of personal injury or continuing physical injury to the Building or any portion of the Project, or if such failure is affecting another tenant's

use or occupancy of the Building or its premises; (c) Tenant's abandonment of or failure to occupy continuously the Premises; (d) an Event of Bankruptcy as specified in Article XX; (e) Tenant's dissolution or liquidation; (f) any Environmental Default as specified in Section 6.3; or (g) any subletting, assignment, transfer, mortgage or other encumbrance of the Premises or this Lease not permitted by Article VII; or (h) any default by Tenant or any affiliate of Tenant under any other instrument entered into with or for the benefit of Landlord or any affiliate of Landlord.

20.2 If there shall be an Event of Default (even if prior to the Lease Commencement Date), then the provisions of this Section shall apply. Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant's right of possession and take possession of the Premises. The provisions of this Article shall operate as a notice to quit, and Tenant hereby waives any other notice to quit or notice of Landlord's intention to re-enter the Premises or terminate this Lease. If necessary, Landlord may proceed to recover possession of the Premises under applicable Laws, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant's right of possession, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to Tenant's liability for all Base Rent, Electricity Rent, additional rent and other sums specified herein. Whether or not this Lease and/or Tenant's right of possession is terminated, Landlord shall have the right, at its sole option, to terminate any renewal or expansion right contained in this Lease and to grant or withhold any consent or approval pursuant to this Lease in its sole and absolute discretion. Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term(s) (which may extend beyond the date on which the Term would have expired but for Tenant's default) and on such terms and conditions (which may include any concessions or allowances granted by Landlord) as Landlord, in its sole and absolute discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet all or any portion of the Premises or to collect any rent due upon such reletting. Whether or not this Lease and/or Tenant's right of possession is terminated or any suit is instituted, Tenant shall be liable for any Base Rent, Electricity Rent, additional rent, damages or other sum which may be due or sustained prior to such default, and for all costs, fees and expenses (including, but not limited to, attorneys' fees and costs, brokerage fees, expenses incurred in enforcing any of Tenant's obligations under the Lease or in placing the Premises in first-class rentable condition, advertising expenses, and any concessions or allowances granted by Landlord) incurred by Landlord in pursuit of its remedies hereunder and/or in recovering possession of the Premises and renting the Premises to others from time to time plus other actual or consequential damages suffered or incurred by Landlord on account of Tenant's default (including, but not limited to late fees or other charges incurred by Landlord under any Mortgage). Tenant also shall be liable for additional damages which at Landlord's election shall be either one or a combination of the following: (a) an amount equal to the Base Rent, Electricity Rent and additional rent due or which would have become due from the date of Tenant's default through the remainder of the Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), which amount shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's default and continuing until the date on which the Term would have expired but for Tenant's default, it being understood that separate suits may be brought from time to time to collect any such damages for any month(s) (and any such separate suit shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month(s)), or Landlord may defer initiating any such suit until after the expiration of the Term (in which event such deferral shall not be construed as a waiver of Landlord's rights as set forth herein and Landlord's cause of action shall be deemed not to have accrued until the expiration of the Term), and it being further understood that if Landlord elects to bring suits from time to time prior to reletting the Premises, Landlord shall be entitled to its full damages through the date of the award of damages without regard to any Base Rent, Electricity Rent, additional rent or other sums that are or may be projected to be received by Landlord upon reletting of the Premises; or (b) an amount equal to the sum of (i) all Base Rent, Electricity Rent, additional rent and other sums due or which would be due and payable under this Lease as of the date of Tenant's default through the end of the scheduled Term, plus (ii) the all expenses (including broker and attorneys' fees) and value of all vacancy periods

projected by Landlord to be incurred in connection with the reletting of the Premises, minus (iii) any Base Rent, Electricity Rent, additional rent and other sums which Tenant proves by a preponderance of the evidence would be received by Landlord upon reletting of the Premises from the end of the vacancy period projected by Landlord through the expiration of the scheduled Term. Such amount shall be discounted using a discount factor equal to the yield of the Treasury Note or Bill, as appropriate, having a maturity period approximately commensurate to the remainder of the Term, and such resulting amount shall be payable to Landlord in a lump sum on demand, it being understood that upon payment of such liquidated and agreed final damages, Tenant shall be released from further liability under this Lease with respect to the period after the date of such payment, and that Landlord may bring suit to collect any such damages at any time after an Event of Default shall have occurred. In the event Landlord relets the Premises together with other premises or for a term extending beyond the scheduled expiration of the Term, it is understood that Tenant will not be entitled to apply any base rent, additional rent or other sums generated or projected to be generated by either such other premises or in the period extending beyond the scheduled expiration of the Term (hereinafter collectively referred to as the "Extra Rent") against Landlord's damages. Similarly in proving the amount that would be received by Landlord upon a reletting of the Premises as set forth in clause (iii) above, Tenant shall not take into account the Extra Rent. The provisions contained in this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease. Nothing herein shall be construed to affect or prejudice Landlord's right to prove, and claim in full, unpaid rent accrued prior to termination of this Lease. If Landlord is entitled, or Tenant is required, pursuant to any provision hereof to take any action upon the termination of the Term, then Landlord shall be entitled, and Tenant shall be required, to take such action also upon the termination of Tenant's right of possession. In the event of a breach by Tenant of any of its obligations under the Lease, Landlord shall also have the right of injunction. Tenant waives all rights now or hereafter existing to terminate or cancel this Lease or quit or surrender the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover Rent

20.3 (a) Tenant on behalf of itself and all persons claiming under Tenant, including but not limited to its creditors, hereby expressly waives, for itself and all persons claiming by, through or under it, any right of redemption, repossession, re-entry or restoration of the operation of this Lease under any present or future Law, including without limitation any such right which Tenant would otherwise have in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as herein provided.

(b) All rights and remedies of Landlord set forth in this Lease are cumulative and in addition to all other rights and remedies available to Landlord at law or in equity, including those available as a result of any anticipatory breach of this Lease. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay or failure by Landlord to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall constitute a waiver of any such rights, remedies or obligations. Landlord shall not be deemed to have waived any default by Tenant unless such waiver expressly is set forth in a written instrument signed by Landlord. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.

20.4 If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, then the same shall not constitute a waiver of the same or of any other covenant, condition or agreement set forth herein, nor of any of Landlord's rights hereunder. Neither the payment by Tenant of a lesser amount than the monthly installment of Base Rent, Electricity Rent, additional rent or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction. Landlord may accept the same without prejudice to Landlord's right to recover the balance of such rent or other sums or to pursue any other remedy. Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from Tenant to any payment then due. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

20.5 If Tenant fails to make any payment to any third party or to do any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act. The taking of such action by Landlord shall not be considered a cure of such default by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default. If Landlord elects to make such payment or do such act, then all expenses incurred by Landlord, plus interest thereon at a rate (hereinafter referred to as the "Default Rate") equal to five (5) whole percentage points higher than the Prime Rate which shall mean the highest "Prime Rate" reported in the Money Rates column or section of The Wall Street Journal published on the second business day of that month, as having been the rate in effect for corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank) as of the first calendar day of such month. If The Wall Street Journal ceases publication of the Prime Rate, the Prime Rate shall mean the prime rate, or base rate, announced by such national bank as designated by Landlord from time to time, whether or not such rate has actually been charged by such bank.

20.6 If Tenant fails to make any payment of Base Rent, Electricity Rent, additional rent or any other sum within three days of the date such payment is due and payable (without regard to any grace period specified in Section 19.1), then Tenant shall pay to Landlord a late charge of Five Hundred Dollars and No Cents ($500.00). In addition, such payment and such late fee shall bear interest at the Default Rate from the date such payment or late fee, respectively, became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law. Such late charge and interest shall constitute additional rent due hereunder without any notice or demand.

ARTICLE XXI
BANKRUPTCY

21.1 An "Event of Bankruptcy" is the occurrence with respect to any of Tenant, a Guarantor or any other person liable for Tenant's obligations hereunder (including, without limitation, any general partner (or, if Tenant is a limited liability company, any member of Tenant) of Tenant (hereinafter referred to as a "General Partner")) of any of the following: (a) such person becoming insolvent, as that term is defined in Title 11 of the United States Code (hereinafter referred to as the "Bankruptcy Code") or under the insolvency laws of any state (hereinafter referred to as the "Insolvency Laws"); (b) appointment of a receiver or custodian for any property of such person, or the institution of a foreclosure or attachment action upon any property of such person; (c) filing by such person of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws; (d) filing of an involuntary petition against such person as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (1) is not dismissed within thirty (30) days after filing, or (2) results in the issuance of an order for relief against the debtor; or (e) such person making or consenting to an assignment for the benefit of creditors or a composition of creditors; (f) such person submitting (either before or after execution hereof) to Landlord any financial statement containing any material inaccuracy or omission; or (g) a decrease by fifty percent (50%) or more of such person's net worth below the net worth of such person as of the date hereof. At any time upon not less than five (5) days' prior written notice, Tenant shall submit such information concerning the financial condition of any such person as Landlord may request. Tenant warrants that all such information heretofore and hereafter submitted is and shall be correct and complete.

21.2 Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available pursuant to Article XIX; provided, however, that while a case (hereinafter referred to as the "Case") in which Tenant is the subject debtor under the Bankruptcy Code is pending, Landlord's right to terminate this Lease shall be subject, to the extent required by the Bankruptcy Code, to any rights of Tenant or its trustee in bankruptcy (hereinafter referred to collectively as the "Trustee") to assume or assume and assign this Lease pursuant to the Bankruptcy Code. After

the commencement of a Case: (i) Trustee shall perform all post-petition obligations of Tenant under this Lease; and (ii) if Landlord is entitled to damages (including, without limitation, unpaid rent) pursuant to the terms of this Lease, then all such damages shall be entitled to administrative expense priority pursuant to the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of assignment, and any such assignee shall upon request execute and deliver to Landlord an instrument confirming such assumption. Trustee shall not have the right to assume or assume and assign this Lease unless Trustee promptly (a) cures all defaults under this Lease, (b) compensates Landlord for damages incurred as a result of such defaults, (c) provides adequate assurance of future performance on the part of Trustee as debtor in possession or Trustee's assignee, and (d) complies with all other requirements of the Bankruptcy Code. If Trustee fails to assume or assume and assign this Lease in accordance with the requirements of the Bankruptcy Code within sixty (60) days after the initiation of the Case, then Trustee shall be deemed to have rejected this Lease. If this Lease is rejected or deemed rejected, then Landlord shall have all rights and remedies available to it pursuant to Article XIX. Adequate assurance of future performance shall require, among other things, that the following minimum criteria be met: (1) Tenant's gross receipts in the ordinary course of business during the thirty (30) days preceding the Case must be greater than ten (10) times the next monthly installment of Base Rent and additional rent due; (2) Both the average and median of Tenant's monthly gross receipts in the ordinary course of business during the seven (7) months preceding the Case must be greater than the next monthly installment of Base Rent and additional rent due; (3) Trustee must pay its estimated pro-rata share of the cost of all services performed or provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of Base Rent) in advance of the performance or provision of such services; (4) Trustee must agree that Tenant's business shall be conducted in a first-class manner, and that no liquidating sale, auction or other non-first-class business operation shall be conducted in the Premises; (5) Trustee must agree that the use of the Premises as stated in this Lease shall remain unchanged and that no prohibited use shall be permitted; (6) Trustee must agree that the assumption or assumption and assignment of this Lease shall not violate or affect the rights of other tenants of the Building; (7) Trustee must pay at the time the next monthly installment of Base Rent is due, in addition to such installment, an amount equal to the monthly installments of Base Rent, and additional rent due for the next six (6) months thereafter, such amount to be held as a security deposit; (8) Trustee must agree to pay, at any time Landlord draws on such security deposit, the amount necessary to restore such security deposit to its original amount; (9) Trustee must comply with all duties and obligations of Tenant under this Lease; and (10) All assurances of future performance specified in the Bankruptcy Code must be provided.

ARTICLE XXII
SUBORDINATION

22.1 This Lease is subject and subordinate to the lien, provisions, operation and effect of all mortgages, deeds of trust, ground leases or other security instruments which currently encumbers any portion of the Project (hereinafter referred to collectively as the "Mortgages"), to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recastings or refinancings thereof . Subject to the terms of this Article XXII, this Lease shall be subject and subordinate to the lien, provisions, operation and effect of all Mortgages that may hereafter encumber the Building or the Land, to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recastings or refinancings thereof. The holder of any Mortgage to which this Lease is subordinate shall have the right (subject to any required approval of the holders of any superior Mortgage) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage and Tenant shall execute, acknowledge and deliver all documents required by such holder in confirmation thereof.

22.2 Tenant shall at Landlord's request within five (5) business days of request, promptly execute any requisite or appropriate document confirming the foregoing subordination. Tenant appoints Landlord as Tenant's attorney-in-fact to execute any such document for Tenant. Tenant waives the provisions of any statute or rule of law

now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and Tenant's obligations hereunder in the event any foreclosure proceeding is prosecuted or completed or in the event the Building, the Project or Landlord's interest therein is transferred by foreclosure, by deed in lieu of foreclosure or otherwise. If this Lease is not extinguished upon any such transfer or by the transferee following such transfer, then, at the request of such transferee, Tenant shall attorn to such transferee and shall recognize such transferee as the landlord under this Lease. Tenant agrees that upon any such attornment, such transferee shall not be (a) bound by any payment of the Base Rent or additional rent more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, but only to the extent such prepayments have been delivered to such transferee, (b) bound by any amendment of this Lease made without the consent of the holder of each Mortgage existing as of the date of such amendment, (c) liable for damages for any breach, act or omission of any prior landlord, or (d) subject to any offsets or defenses which Tenant might have against any prior landlord; provided, however, that after succeeding to Landlord's interest under this Lease, such transferee shall agree to perform in accordance with the terms of this Lease all obligations of Landlord arising after the date of transfer. Within five (5) days after the request of such transferee, Tenant shall execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment.

22.3 If any prospective or current holder of a Mortgage requires that modifications to this Lease be obtained, and provided that such modifications (a) are reasonable, (b) do not adversely affect in a material manner Tenant's use of the Premises as herein permitted, and (c) do not increase the rent and other sums to be paid by Tenant, then Landlord may submit to Tenant an amendment to this Lease incorporating such required modifications, and Tenant shall execute, acknowledge and deliver such amendment to Landlord within five (5) days after Tenant's receipt thereof.

22.4 If (a) the Building or the Land, or both, are at any time subject to a Mortgage, (ii) this Lease and rent payable hereunder is assigned to the holder of the Mortgage, and (iii) the Tenant is given notice of such assignment, including the name and address of the assignee, then, in that event, Tenant shall not terminate this Lease or make any abatement in the rent payable hereunder for any default on the part of the Landlord without first giving notice, in the manner provided elsewhere in this Lease for the giving of notices, to the holder of such Mortgage, specifying the default in reasonable detail, and affording such holder a reasonable opportunity to make performance, at its election, for and on behalf of the Landlord, except that (x) such holder shall have at least 30 days to cure the default; (y) if such default cannot be cured with reasonable diligence and continuity within 30 days, such holder shall have any additional time as may be reasonably necessary to cure the default with reasonable diligence and continuity; and (z) if the default cannot reasonably be cured without such holder having obtained possession of the Building, such holder shall have such additional time as may be reasonably necessary under the circumstances to obtain possession of the Building and thereafter to cure the default with reasonable diligence and continuity. If more than one such holder makes a written request to Landlord to cure the default, the holder making the request whose lien is the most senior shall have such right.

ARTICLE XXIII
HOLDING OVER

23.1 Tenant acknowledges that it is extremely important that Landlord have substantial advance notice of the date on which Tenant will vacate the Premises, because Landlord will require an extensive period to locate a replacement tenant and because Landlord plans its entire leasing and renovation program for the Building in reliance on its lease expiration dates. Tenant also acknowledges that if Tenant fails to surrender the Premises or any portion thereof at the expiration or earlier termination of the Term, then it will be conclusively presumed that the value to Tenant of remaining in possession, and the loss that will be suffered by Landlord as a result thereof, far exceed the Base Rent and additional rent that would have been payable had the Term continued during such holdover period. Therefore, if Tenant (or anyone claiming through Tenant) does not immediately surrender the Premises or any portion

thereof upon the expiration or earlier termination of the Term, then Tenant shall automatically forfeit all rights to the security deposit then being held by Landlord pursuant to this Lease and the rent payable by Tenant hereunder shall be increased to equal the greater of (1) one hundred twenty-five percent (125%) of the fair market rent for the entire Premises, or (2) double the Base Rent, Electricity Rent additional rent and other sums that would have been payable pursuant to the provisions of this Lease if the Term had continued during such holdover period. Such rent shall be computed by Landlord and paid by Tenant on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated. Notwithstanding any other provision of this Lease, Landlord's acceptance of such rent shall not in any manner adversely affect Landlord's other rights and remedies, including Landlord's right to evict Tenant and to recover all damages. Any such holdover shall be deemed to be a tenancy-at-sufferance and not a tenancy-at-will or tenancy from month-to-month. In no event shall any holdover be deemed a permitted extension or renewal of the Term, and nothing contained herein shall be construed to constitute Landlord's consent to any holdover or to give Tenant any right with respect thereto.

ARTICLE XXIV
COVENANTS OF LANDLORD

24.1 Landlord covenants that it has the right to enter into this Lease, and that if Tenant shall perform timely all of its obligations hereunder, then, subject to the provisions of this Lease, Tenant shall during the Term peaceably and quietly occupy and enjoy the full possession of the Premises without hindrance by Landlord or any party claiming through or under Landlord.

24.2 Landlord reserves the following rights: (a) to change the street address and name of the Building; (b) to change the arrangement and location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Project; (c) to erect, use and maintain pipes, wires, structural supports, ducts and conduits in and through the Premises; (d) to grant to anyone the exclusive right to conduct any particular business in the Project not inconsistent with Tenant's permitted use of the Premises; (e) to exclusively use and/or lease the roof areas, the sidewalks and other exterior areas; (f) to resubdivide the any portion of the Project or to combine the any portion thereof with other lands; (g) to relocate any parking areas designated for Tenant's use; (h) if Tenant vacates the Premises prior to the expiration of the Term, to make Alterations to or otherwise prepare the Premises for reoccupancy without relieving Tenant of its obligation to pay all Base Rent, Electricity Rent, additional rent and other sums due under this Lease through such expiration; (i) to construct improvements (including kiosks) within the Project and in the public and common areas of the Project; (j) to prohibit smoking in the entire Project or portions thereof (including the Premises) and on the Land, so long as such prohibitions are in accordance with applicable law; and (k) if any excavation or other substructure work shall be made or authorized to be made upon land adjacent to the Building or the Project, to enter the Premises for the purpose of doing such work as is required to preserve the walls of the Building and to preserve the land from injury or damage and to support such walls and land by proper foundations. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance of Tenant's business or use or occupancy of the Premises, provided that Landlord shall use commercially reasonable efforts not to unreasonably interfere with Tenant's use of the Premises

ARTICLE XXV
PARKING

25.1 During the Term" hereof, Tenant shall have the right to use on a non-exclusive basis two (2) automobile parking spaces in the parking area of the Building within the location designated by Landlord (hereinafter referred to as the "Parking Area") at no additional charge. Landlord reserves the right to revise the location(s) of the Parking Area. Tenant and its employees shall observe reasonable safety precautions in the use of the garage and shall

at all times abide by all rules and regulations governing the use of the garage promulgated by Landlord Landlord reserves the right to close the garage during periods of unusually inclement weather or for repairs. Landlord does not assume any responsibility, and shall not be held liable, for any damage or loss to any automobile or personal property in or about the garage, or for any injury sustained by any person in or about the Garage. Tenant shall not store automobiles in the Parking Area for any extended period of time.

ARTICLE XXVI
GENERAL PROVISIONS

26.1 Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representation or promise with respect to the Premises or the Project except as herein expressly set forth, and no right, privilege, easement or license is being acquired by Tenant except as herein expressly set forth.

26.2 Nothing contained in this Lease shall be construed as creating any relationship between Landlord and Tenant other than that of landlord and tenant. Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, use the name of the Building as Tenant's business address after Tenant vacates the Premises, or do or permit to be done anything in connection with Tenant's business or advertising which in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Building or confuse or mislead the public as to any apparent connection or relationship between Landlord, the Building and Tenant.

26.3 Landlord and Tenant each warrants to the other that in connection with this Lease it has not employed or dealt with any broker, agent or finder, other than the Broker(s). Landlord acknowledges that Landlord shall pay any commission or fee due to the Broker(s) pursuant to a separate agreement. Tenant shall indemnify and hold Landlord harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by Tenant or with whom Tenant has dealt, other than the Broker(s). Landlord shall indemnify and hold Tenant harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by Landlord or with whom Landlord has dealt, other than the Broker(s).

26.4 At any time and from time to time, upon not less than five (5) days' prior written notice, Tenant and each subtenant, assignee, licensee or concessionaire or occupant of Tenant shall execute, acknowledge and deliver to Landlord and/or any other person or entity designated by Landlord, a written statement certifying: (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (b) the dates to which the rent and any other charges have been paid; (c) whether or not Landlord is in default in the performance of any obligation, and if so, specifying the nature of such default; (d) the address to which notices to Tenant are to be sent; (e) that this Lease is subject and subordinate to all Mortgages encumbering the Project; (f) that Tenant has accepted the Premises and that all work thereto has been completed (or if such work has not been completed, specifying the incomplete work); and (g) such other matters as Landlord may reasonably request. Any such statement may be relied upon by any owner of any applicable portion of the Project , any prospective purchaser of any applicable portion of the Project, any holder or prospective holder of a Mortgage or any other person or entity. Tenant acknowledges that time is of the essence to the delivery of such statements and that Tenant's failure to deliver timely such statements may cause substantial damages resulting from, for example, delays in obtaining financing secured by the Project. Tenant shall be liable for all such damages. If any such statement is not delivered timely by Tenant, then all matters contained in such statement shall be deemed true and accurate.

26.5 LANDLORD AND TENANT EACH WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND

TENANT HEREUNDER, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. TENANT CONSENTS TO SERVICE OF PROCESS AND ANY PLEADING RELATING TO ANY SUCH ACTION AT THE PREMISES; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL BE CONSTRUED AS REQUIRING SUCH SERVICE AT THE PREMISES. LANDLORD AND TENANT EACH WAIVES ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT SITUATED IN THE JURISDICTION IN WHICH THE BUILDING IS LOCATED, AND WAIVES ANY RIGHT, CLAIM OR POWER, UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE, TO TRANSFER ANY SUCH ACTION TO ANY OTHER COURT.

26.6 All notices or other communications required under this Lease shall be in writing and shall be deemed duly given and received when delivered, or if delivery is refused, upon such refusal, if delivered at the cost of the sender in person (with receipt therefor), sent by certified mail return receipt requested, or sent by nationally recognized overnight courier service with evidence of delivery as follows: to the following addresses: (a) if to Landlord, at each of the Landlord Notice Addresses specified in Article I; (b) if to Tenant, at the Tenant Notice Address specified in Article I. Either party may change its address for the giving of notices by notice given in accordance with this Section. If Landlord or the holder of any Mortgage notifies Tenant that a copy of any notice to Landlord shall be sent to such holder at a specified address, then Tenant shall send (in the manner specified in this Section and at the same time such notice is sent to Landlord) a copy of each such notice to such holder, and no such notice shall be considered duly sent unless such copy is so sent to such holder. Any such holder shall have the rights set forth in Article XXI hereof. Any cure of Landlord's default by such holder shall be treated as performance by Landlord. Copies of all notices sent to Landlord hereunder shall be concurrently sent to Overlandlord.

26.7 Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar to such invalid or unenforceable provision, and the remainder of this Lease and the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby. Nothing contained in this Lease shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate allowed by law.

26.8 Feminine, masculine or neuter pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other number, in any place in which the context may require such substitution.

26.9 The provisions of this Lease shall be binding upon and inure to the benefit of the parties and each of their respective representatives, successors and assigns, subject to the provisions herein restricting assignment or subletting.

26.10 This Lease contains and embodies the entire agreement of the parties hereto and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties, understandings, suggestions and discussions, whether written or oral, between the parties hereto. Any representation, inducement, warranty, understanding or agreement that is not expressly set forth in this Lease shall be of no force or effect. This Lease may be modified or changed in any manner only by an instrument signed by both parties. This Lease includes and incorporates all Exhibits attached hereto.

26.11 This Lease shall be governed by the Laws of the jurisdiction in which the Building is located. There shall be no presumption that this Lease be construed more strictly against the party who itself or though its agent prepared it, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had the opportunity to consult legal counsel before the execution of this Lease.

26.12 Headings are used for convenience and shall not be considered when construing this Lease.

26.13 The submission of an unsigned copy of this document to Tenant shall not constitute an offer or option to lease the Premises. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant provided, however, the execution and delivery by Tenant of this Lease to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be withdrawn or revoked for fifteen (15) days after such execution and delivery.

26.14 Time is of the essence with respect to each of Tenant's obligations hereunder.

26.15 This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together constitute one and the same document. Faxed signatures shall have the same binding effect as original signatures.

26.16 Neither this Lease nor a memorandum thereof shall be recorded.

26.17 Except as otherwise provided in this Lease, any additional rent or other sum owed by Tenant to Landlord (other than Base Rent), and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable, shall be considered additional rent payable pursuant to this Lease to be paid by Tenant no later than ten (10) days after the date Landlord notifies Tenant of the amount thereof.

26.18 Tenant's liabilities and obligations with respect to the period prior to the expiration or earlier termination of the Term shall survive such expiration or earlier termination.

26.19 If Landlord is in any way delayed or prevented from performing any obligation due to fire, act of god, governmental act or failure to act, strike, labor dispute, inability to procure materials, or any cause beyond Landlord's reasonable control (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay, interruption or prevention.

26.20 Landlord's review, approval and consent powers (including the right to review plans and specifications) are for its benefit only and may not be relied upon by Tenant or any other party. Such review, approval or consent (or conditions imposed in connection therewith) shall be deemed not to constitute a representation concerning legality, safety or any other matter.

26.21 The deletion of any printed, typed or other portion of this Lease shall not evidence the parties' intention to contradict such deleted portion. Such deleted portion shall be deemed not to have been inserted in this Lease.

26.22 At the expiration or earlier termination of the Term, Tenant shall deliver to Landlord all keys and security cards to the Building and the Premises, whether such keys were furnished by Landlord or otherwise procured by Tenant, and shall inform Landlord of the combination of each lock, safe and vault, if any, in the Premises.

26.23 Tenant and the person executing and delivering this Lease on Tenant's behalf each represents and warrants that such person is duly authorized to so act; that Tenant is duly organized, is qualified to do business in the jurisdiction in which the Building is located, is in good standing under the Laws of the state of its organization and the Laws of the jurisdiction in which the Building is located, and has the power and authority to enter into this Lease; and that all action required to authorize Tenant and such person to enter into this Lease has been duly taken.

26.24 Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Building shall in no way effect this Lease or impose any liability on Landlord.

26.25 Neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession, assignment or other agreement for use, occupancy or utilization for space in the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the party leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and Tenant agrees that any such proposed lease, sublease, license, concession, assignment or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

26.26 Landlord shall the right, upon not less than sixty (60) days prior written notice to Tenant and to be exercised only one time during the term hereof and any extensions thereof, to relocate Tenant to another location in the Building (hereinafter referred to as the "Substituted Premises") provided such location contains an area equal to or larger than the Premises, is a configuration similar to the configuration of the Premises and is on the same floor and contiguous to other retail areas. The Landlord shall, in connection with such relocation, improve the Substituted Premises in a manner reasonably satisfactory to Tenant to a condition at least equal to the condition of the Premises. The Landlord shall pay the costs incurred by Tenant in connection with the aforesaid relocation relating to moving Tenant's furniture, fixtures, files and equipment, costs of relocation of telephone systems, computers and other Tenant owned personal property which requires relocation and reinstallation.

26.27 The parties intend that all payments made to Landlord under this Lease will qualify as rents from real property for purposes of Section 512(b)(3) of the Internal Revenue Code of 1986, as amended (hereinafter referred to as"Qualified Rents"). If Landlord, in its sole discretion, advises Tenant that there is any risk that all or part of any payments made under this Lease will not qualify as Qualified Rents, Tenant agrees (i) to cooperate with landlord to restructure this Lease in such manner as may be necessary to enable such payments to be treated as Qualified Rents, and (ii) to permit an assignment of this Lease, in each case provided such restructuring or assignment will not have a material economic impact on Tenant.

ARTICLE XXVII
FURNITURE

In consideration of the obligations of Tenant hereunder Landlord hereby agrees leases the use of the furniture, described on Exhibit "C"attached hereto and by this reference incorporated herein (hereinafter collectively referred to as "Furniture") to Tenant and Tenant hereby agrees to leases the Furniture from Landlord. Tenant may discard Furniture which is worn out or is of no further use to Tenant, dispose of same and shall no longer be obligated to return same at the expiration or sooner termination of this Lease. Provided there exists no Event of Default as of the Termination Date, the Furniture shall be deemed automatically conveyed to Tenant.

ARTICLE XXVIII
SUBLEASE

28.1 Notwithstanding anything to the contrary herein contained this Lease is a sublease as the interest of the Landlord in the Premises is as the lessee pursuant to that certain amended and restated lease by and between Overlandlord's predecessor in interest, Nevada Investment Holdings, Inc., and Sunbelt Stores, Inc., as lessor, and Landlord, as lessee dated as of December 29, 1986 as amended that lease by Lease Amendment and Release dated as

of June 28, 1989, and by a Second Amendment of Lease dated as of May 3, 1995 (hereinafter referred to as the "Prime Lease". This Lease is subject and subordinate to the Prime Lease and during the period that the Prime Lease is in existence, this Lease shall constitute a sublease.

28.2 During the period that the Prime Lease is in existence, this Lease shall constitute a sublease. This Lease shall be subject and subordinate to the Prime Lease until December 31, 2006. Tenant shall execute and deliver any commercially reasonable instrument confirming such subordination which Landlord or Overlandlord may reasonably request provided such instrument does not increase Tenant's obligations or abridge its rights under this Lease. On December 31, 2006 the Prime Lease shall terminate (hereinafter referred to as the "Prime Lease Expiration Date"), and as of such date Landlord shall have no obligations under this Lease which arise after the Prime Lease Expiration Date, provided however Landlord shall remain liable for all obligations of Landlord hereunder arising on or before the Prime Lease Expiration Date and those obligations that expressly survive the termination or earlier expiration of this Lease. Landlord shall not exercise any right it may have under the Prime Lease to extend the term of the Prime Lease beyond December 31, 2006. On the Prime Lease Expiration Date Overlandlord shall, subject to the provisions of this Article XXVII succeed to the rights and obligations of Landlord thereafter arising, whereupon Overlandlord agrees to assume and perform all such obligations arising after the Prime Lease Expiration Date of Landlord herein contained. As of the Prime Lease Expiration Date, all payments and other obligations that Tenant owes Landlord hereunder shall be paid or performed for the benefit of Overlandlord meaning and intending that as of such date, Tenant shall attorn and recognize Overlandlord as Landlord hereunder.

28.3 Prior to the Prime Lease Expiration Date, Overlandlord agrees that, so long as no Event of Default exists hereunder: (i) Tenant shall not be joined as party defendant in any action (unless required by applicable law to do so) that may be commenced by Overlandlord; (ii) Tenant shall not be evicted from the Premises by reason of any default under the Prime Lease; (iii) Tenant's leasehold estate shall not be terminated or disturbed by reason of any default under the Prime Lease; and (iv) none of Tenant's rights under the Lease shall be affected in any way by reason of any default under the Prime Lease.

28.4 When Overlandlord shall succeed to the rights of Landlord hereunder, this Lease shall continue in full force and effect as, or as if it were, a direct lease between Overlandlord and Tenant upon all of the then executory terms, conditions and covenants as are set forth in this Lease, and shall be applicable after such attornment, provided however, that Overlandlord shall not be: (i) subject to any credits, offsets, defenses or claims which Tenant might have against Landlord; (ii) bound by any prepayment of rent for more than the one (1) month which Tenant might have paid to Landlord; (iii) be liable for any act or omission of Landlord; (iv) bound by any covenant to undertake or complete any improvement to the Premises; (v) be required to account for any security deposit; (vi) liable for any payment to Tenant of any sums, or the granting to Tenant of any credit, in the nature of a contribution towards the cost of preparing, furnishing or moving into the Premises or any portion thereof; or (vii) bound by any modification of this Lease made without Overlandlord's prior written consent. Tenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect this Lease or the obligations of Tenant thereunder by reason of any action or proceeding for the purpose of terminating the Prime Lease by reason of any default thereunder or the actual termination thereof by reason of such default. Any Security Deposit paid by Tenant to Landlord will be transferred by Landlord to Overlandlord upon termination of the Prime Lease, and that upon such transfer Landlord shall have no further responsibility with respect to such Security Deposit.

28.5 Notwithstanding anything to the contrary herein contained, Tenant shall have no duty to perform any obligations of Landlord, as tenant, under the Prime Lease and shall under no circumstances be responsible for or liable to Overlandlord or Landlord for any default, failure or delay on the part of Landlord, in the performance of its obligations under the Prime Lease, nor shall any such default of Landlord affect the rights of Tenant under this Lease

or waive or defer the performance by Overlandlord or Landlord of any of Landlord's obligations hereunder. Tenant acknowledges that its leasehold interest is subordinate to the provisions of the Prime Lease.

IN WITNESS WHEREOF, Landlord, Overlandlord and Tenant have executed this Lease under seal as of the day and year first above written.

TENANT: **AURIGA LABORATORIES, INC.**, a Delaware corporation

WITNESSES:

By: ______________________
Name: Glynn Wilson
Title: Chairman & President

RICHARD J. WEBB
NOTARY PUBLIC
STATE OF WASHINGTON
COMMISSION EXPIRES 2-24-08

OVERLANDLORD: **DANBURY BUILDINGS CO., L.P.**, a Delaware limited partnership
BY: **DANBURY BUILDINGS, INC.**, a Florida corporation

WITNESSES:

____

____

By: ______________________
Name: Richard M. Reeves
Title: Authorized Signatory

By: ______________________
Name: Raymond G. Gardner
Title: Authorized Signatory

LANDLORD: **UNION CARBIDE CORPORATION**, a New York corporation

WITNESSES:

____

____

By: ______________________
Name: Charles B. Kildare
Title: Authorized Ref

Exhibits
Exhibit "A" Premises
Exhibit "B" Improvements

Exhibit "C" Furniture

EXHIBIT "A"

PREMISES

[to be attached]

EXHIBIT "B"

IMPROVEMENTS

[to be attached]

EXHIBIT "C"

FURNITURE

[to be attached]


D-1
230
235
231
234
232
233
229
238
05
06
1
Install Door with emergency release versus solid wall
227
226
2
Contruct IT Closet as an alternate
Seal Door 5
241
242
243
E-244
222
03
08
01
02
10
3
New Glass Door or Door with Glass Panel.
4
Tenant can gain access from stairwell to space through door using a key, a pad with code or card access. The door will release during emergencies.

2491 Square Feet Rentable